TETRA TECH

CONSENT OF QUALIFIED PERSON

To: All Applicable Securities Regulatory Authorities

Re: Technical Report on the Mt. Todd Gold Project dated October 19th, 2011

A technical report entitled "NI 43-101 Technical Report Resource Update Mt. Todd Gold Project-Northern Territory, Australia" dated October 19, 2011 (the "Technical Report") was prepared for Vista Gold Corp. ("Vista") in compliance with *National Instrument 43–101 Standards of Disclosure for Mineral Projects* ("NI 43-101") by Tetra Tech, Inc.

The undersigned does hereby consent to the filing with all applicable securities regulatory authorities of the Technical Report and to the written disclosure of the Technical Report and the extracts from, or summary of, or references to the Technical Report by Vista.

The undersigned does hereby confirm that I have read the press release dated September 6, 2011 and the press release fairly and accurately represents the information in the Technical Report that supports the disclosure.

Dated this 19th day of October, 2011.

TETRA TECH, INC.

By: Rex Clair Bryan, Ph.D.
Title: Senior Geostatistician

Tetra Tech
Tel Fax